  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1996

                                                    REGISTRATION NO. 333-69
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                  MAXXAM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

              DELAWARE                              95-2078752
    (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057
                                 (713) 975-7600
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               ANTHONY R. PIERNO
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  MAXXAM INC.
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057
                                 (713) 975-7600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:


         BERNARD L. BIRKEL                     HOWARD A. SOBEL
      SENIOR CORPORATE COUNSEL               KRAMER, LEVIN, NAFTALIS,
            MAXXAM INC.                       NESSEN, KAMIN & FRANKEL
    5847 SAN FELIPE, SUITE 2600                  919 THIRD AVENUE
        HOUSTON, TEXAS 77057                 NEW YORK, NEW YORK 10022
           (713) 975-7600                         (212) 715-9100

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 18, 1996.


                                          MAXXAM Inc.

                                                  /s/ Charles E. Hurwitz
                                          By: _________________________________
                                              Charles E. Hurwitz, Chairman of
                                                        the Board,
                                                Chief Executive Officer and
                                                         President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURES                     CAPACITIES               DATE

       /s/ Charles E. Hurwitz          Chairman of the
-------------------------------------   Board, Chief            March 18, 1996
         CHARLES E. HURWITZ             Executive Officer
                                        and President
                                        (Principal
                                        Executive Officer)

        /s/ Paul N. Schwartz           Executive Vice
-------------------------------------   President and Chief     March 18, 1996
          PAUL N. SCHWARTZ              Financial Officer
                                        (Principal
                                        Financial Officer)

        /s/ Terry L. Freeman           Assistant Controller
-------------------------------------   (Principal              March 18, 1996
          TERRY L. FREEMAN              Accounting Officer)

      /s/ Robert J. Cruikshank         Director
-------------------------------------                           March 18, 1996
        ROBERT J. CRUIKSHANK

          /s/ Ezra G. Levin            Director
-------------------------------------                           March 18, 1996
            EZRA G. LEVIN

      /s/ Stanley D. Rosenberg         Director
-------------------------------------                           March 18, 1996
        STANLEY D. ROSENBERG

                             INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   *4.1  Form of Indenture between the Company and State Street Bank and Trust
         Company, Trustee (the "Indenture")
  **5.1  Opinion of Anthony R. Pierno, General Counsel of the Company, with respect to the Securities to be issued under the Indenture
 ***12   Computation of Ratio of Earnings to Fixed Charges for the years ended
         December 31, 1990, 1991, 1992, 1993 and 1994 and the nine months ended
         September 30, 1994 and 1995
 ***23   Consent of Arthur Andersen & Co.
 ***25   Power of Attorney (on signature page)
   *26.1 Form T-1, Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, of a Corporation Designated to Act as Trustee with respect to the Indenture
    99.1 The Audited Consolidated Financial Statements and notes thereto of
         Kaiser Aluminum Corporation for the fiscal year ended December 31,
         1994 (incorporated herein by reference to Exhibit 99.1 to the Annual
         Report on Form 10-K of MAXXAM Group Inc. for the fiscal year ended
         December 31, 1994, File No. 1-8857)
    99.2 The Unaudited Consolidated Financial Statements and notes thereto of
         Kaiser Aluminum Corporation for the nine months ended September 30,
         1995 (incorporated herein by reference to the Quarterly Report on Form
         10-Q of Kaiser Aluminum Corporation for the quarter ended September
         30, 1995, File No. 1-9447)

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  * Filed herewith.

 ** To be filed by amendment.

*** Previously filed.